SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   July 31, 2009
 (Date of earliest event reported)

VERSADIAL, INC.
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-28195	11-3535204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 300, 350 Jericho Turnpike, Jericho, NY		11753
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (516) 433-4149

______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01   Other Events

On July 31, 2009, Sea Change Group, LLC ("Sea Change") filed a voluntary bankruptcy petition in the Bankruptcy Court for the Southern District of New York.

Sea Change is the licensor to us of the patented technology used in our proprietary products. Sea Change is an affiliate of ours, as members of our Board of Directors own approximately 69% of the outstanding ownership interests of Sea Change.  Our consolidated financial statements include the accounts of Sea Change as required by Financial Accounting Standards Board (“FASB”) revised FASB Interpretation 46, “Consolidation of Variable Interest Entities” (FIN 46r).

Innopump, Inc., our wholly owned subsidiary ("Innopump"), elected not to pay on July 31, 2009, the stated maturity date, its promissory note in the original principal amount of $3,445,750 payable to Sea Change ("Innopump Note"). The original loan transaction with Sea Change was reported in our Report on Form 8K dated  October 20, 2008, and a prior extension of the maturity of the Innopump Note was reported in our Report on Form 8K dated July 6, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSADIAL, INC.

	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Chief Executive Officer

Dated: August 6, 2009